                                                                     EXHIBIT 3.1




            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              ECLIPSYS CORPORATION

                -----------------------------------------------

                      Pursuant to Sections 242 and 245 of
              the General Corporation Law of the State of Delaware

                -----------------------------------------------


                          The undersigned, Harvey J. Wilson, the President and
Chief Executive Officer of Eclipsys Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                          1.      The Corporation was incorporated on the 22nd
day of December, 1995 under the name Integrated Healthcare Solutions, Inc.

                          2.      This Second Amended and Restated Certificate
of Incorporation restates, integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation, as amended, and has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                          3.      The text of the Amended and Restated
Certificate of Incorporation, as amended heretofore, is hereby amended and restated to read as herein set forth in full:

                          FIRST:  The name of the corporation is Eclipsys
Corporation (the "Corporation").

                          SECOND:  The address of its registered office in the
State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297. The name of its registered agent at such address is Corporation Service Company.





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                          THIRD:  The nature of the business or purposes to be
conducted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code"). The Corporation shall possess and may exercise all the powers and privileges granted or available to it under any and all applicable statutory and common laws in effect from time to time.

                          FOURTH:  The amount of total authorized capital stock
of the Corporation is Sixty-Four Million Seven Hundred Five Thousand (64,705,000) shares, consisting of (a) Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share (the "Class A Common Stock"), (b) Three Million (3,000,000) shares of Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), (c) Thirty Thousand (30,000) shares of Series B 8.5% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), (d) Twenty-Five Thousand (25,000) shares of Series C 8.5% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), (e) Seven Million Two Hundred Thousand (7,200,000) shares of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), (f) Nine Hundred Twenty Thousand (920,000) shares of Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), (g) One Million Five Hundred Thirty Thousand (1,530,000) shares of Series F Convertible Preferred Stock, par value $.01 per share (the "Series F Preferred Stock"), (h) Nine Hundred Thousand (900,000) shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Series G Preferred Stock") and (i) One Million One Hundred Thousand (1,100,000) shares of undesignated preferred stock, par value $.01 per share, subject to increase in accordance with the terms of paragraph 11 of Section A, paragraph 11 of Section B, paragraph 9 of Section C, paragraph 9 of Section D, paragraph 9 of Section E and paragraph 9 of Section F of this ARTICLE FOURTH (the "Undesignated Preferred Stock").

         A.      Series B 8.5 % Cumulative Redeemable Preferred Stock.

                          1.      Designation and Number of Shares.  There
shall be hereby established a series of Preferred Stock designated as "Series B 8.5% Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock"). The authorized number of shares of Series B Preferred Stock shall be 30,000.

                          2.      Rank.  The Series B Preferred Stock shall,
with respect to the payment of dividends and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior to (i) all shares of Common Stock, (ii) all shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and
(iii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior





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to the Series B Preferred Stock (the securities described in the foregoing clauses (i), (ii) and (iii) are defined for purposes of this Section A of ARTICLE FOURTH as the "Junior Securities") and (b) pari passu with all shares of Series C Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks pari passu with the Series B Preferred Stock.

                          3.      Series B Liquidation Preference.

                                  (a)      In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid for each share of Series B Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution of assets to the holders of any shares of Junior Securities, an amount (the "Series B Liquidation Amount") in cash equal to (i) $1,000 per share (the "Series B Liquidation Preference") (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus (ii) all accumulated and unpaid dividends thereon to the date fixed for such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Except as provided in the preceding sentence, holders of shares of Series B Preferred Stock shall not be entitled to any payment or distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Such payment to the holders of the Series B Preferred Stock of the Series B Liquidation Amount shall be made pro rata with the payment to the holders of the Series C Preferred Stock of the Series C Liquidation Amount (as hereinafter defined) then due and payable. If the assets of the Corporation are not sufficient to pay in full the foregoing Series B Liquidation Amount and the Series C Liquidation Amount to the holders of outstanding shares of the Series B Preferred Stock and Series C Preferred Stock, respectively, then the holders of all shares of Series B Preferred Stock and Series C Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and Series C Preferred Stock are entitled were paid in full.

                                  (b)      After the holders of all shares of
Series B Preferred Stock and Series C Preferred Stock shall have been paid in full the amounts to which they are entitled under paragraph 3(a), the remaining net assets of the Corporation shall be distributed to the holders of Junior Securities in accordance with this ARTICLE FOURTH. Written notice of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the Series B Liquidation Amount and the place where such Series B Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten
(10) days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock, such notice to be addressed to each such holder at its





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address as shown by the records of the Corporation.

                          4.      Dividends.

                                  (a)      Beginning on each date on which
Series B Preferred Stock is issued (the "Series B Issue Date"), the holders of shares of Series B Preferred Stock, in preference to the holders of Junior Securities, shall be entitled to receive out of the assets of the Corporation legally available therefor, dividends at an annual rate, subject to paragraph 4(c), on the Series B Liquidation Preference thereof equal to 8.5% (the "Series B Coupon Rate"), calculated on the basis of a 365-day year, accruing each day that the Series B Preferred Stock is outstanding and payable quarterly in arrears, in immediately available funds, on any day between the last day and 15 days after the last day, as determined by the Board of Directors, of each of March, June, September and December in each year (each such date being referred to herein as a "Series B Quarterly Dividend Date"). Notwithstanding the foregoing, if prior to the Third Anniversary Date (as defined below), the Board of Directors does not elect to pay in cash any dividends accruing for any quarter in accordance with paragraph 4(b) below, then the Series B Quarterly Dividend Date for such quarter shall be 15 days after the last day of March, June, September or December, as applicable.

                                  (b)      Dividends payable pursuant to
paragraph 4(a) shall begin to accrue and be cumulative from the Series B Issue Date, and shall accrue on a daily basis, in each case whether or not declared; provided, however, that if any dividend payable on any Series B Quarterly Dividend Date is not declared or is not paid in full on such Series B Quarterly Dividend Date, then such amount payable as dividends that is not timely paid on such Series B Quarterly Dividend Date shall be added to the Series B Liquidation Preference and shall accrue dividends thereon in the manner provided above, commencing on such Series B Quarterly Dividend Date. From and after the Series B Issue Date to and including the Series B Quarterly Dividend Date immediately prior to the third anniversary of the Series B Issue Date (defined for purposes of this Section A of ARTICLE FOURTH as the "Third Anniversary Date"), with respect to dividends payable on any Series B Quarterly Dividend Date during such period, the Board of Directors shall be required either to (i) permit dividends to accrue, in which event the amount otherwise payable as dividends on the particular Series B Quarterly Dividend Date shall be added to the Series B Liquidation Preference or (ii) declare and pay any or all of such dividends in cash. Prior to the Third Anniversary Date, any dividends which the Board of Directors does not affirmatively elect to be paid in cash pursuant to the foregoing clause (ii) shall, without the requirement of any action by the Board of Directors, be added to the Series B Liquidation Preference in accordance with the foregoing clause (i). From and after the Third Anniversary Date, all dividends payable on any Series B Quarterly Dividend Date shall be paid in cash. The Board of Directors shall fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Dividends paid to





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the holders of the Series B Preferred Stock shall be paid ratably with the dividends paid to the holders of Series C Preferred Stock.

                                  (c)      If the Corporation (each of the
following is referred to hereinafter as a "Default") (i) after the Third Anniversary Date, fails to pay dividends on the Series B Preferred Stock as set forth in paragraph 4(a) hereof on any two Series B Quarterly Dividend Dates and such failure is continuing for five days after written notice thereof given to the Corporation by any holder of Series B Preferred Stock; (ii) fails to redeem all of the Series B Preferred Stock on the Mandatory Redemption Date in accordance with paragraph 5(a) or purchase the Series B Preferred Stock in accordance with paragraph 7 or paragraph 8; (iii) (x) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, composition, extension or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of its assets (a "Bankruptcy Action"), (y) becomes the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed or undischarged for a period of ninety (90) days or (z) makes a general assignment for the benefit of his creditors; or (iii) fails to comply with the provisions set forth in paragraph 6(b)(i), (ii), (iii) or (iv), then the Series B Coupon Rate with respect to dividends accruing from and after the date of such Default shall be increased to 12.5%. Such increase in the Series B Coupon Rate shall continue until such time as the Corporation cures such Default, at which time the Series B Coupon Rate with respect to dividends accruing from and after the date of such cure shall be reduced to 8.5%.

                                  (d)      The holders of shares of Series B
Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in paragraph 3 of this Section A and this paragraph 4.

                          5.      Redemption.

                                  (a)      On December 31, 2001 (the "Mandatory
Redemption Date"), the Corporation shall redeem, out of the funds legally available therefor, all of the issued and outstanding shares of Series B Preferred Stock, on not less than three (3) Business Days' notice of the Mandatory Redemption Date, at a price per share (the "Series B Mandatory Redemption Price") equal to (i) the Series B Liquidation Preference plus (ii) all accrued and unpaid dividends thereon, whether or not declared or payable, to the Mandatory Redemption Date, in immediately available funds.

                                  (b)      Notwithstanding paragraph 5(a)
above, the Corporation shall have the right, at its sole option and election, at any time or from





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time to time prior to December 31, 2001, to redeem the shares of Series B
Preferred Stock, in whole or in part, on not less than ten (10) Business Days' notice of the date of redemption (any such date a "Series B Optional Redemption Date") at a price per share (the "Series B Optional Redemption Price") equal to
(i) the Series B Liquidation Preference plus (ii) all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Series B Optional Redemption Date, in immediately available funds. If the Corporation elects to redeem shares of Series B Preferred Stock pursuant to this paragraph 5(b), then such redemption shall be allocated pro rata among all of the shares of Series B Preferred Stock at the time outstanding.

                                  (c)      Written notice of any redemption of
shares of Series B Preferred Stock pursuant to paragraph 5(a) or paragraph 5(b), as the case may be, shall be delivered by the Corporation in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, to the holders of record of the Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series B Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series B Preferred Stock to be closed, not more than 60 days or less than 10 days prior to the date fixed for such redemption.

                                  (d)      On the Mandatory Redemption Date or
the Series B Optional Redemption Date, as the case may be, which is specified in a notice given pursuant to paragraph 5(c), the Corporation shall, and at any time after such notice shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Series B Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of six months from the Mandatory Redemption Date or the Series B Optional Redemption Date, as the case may be, shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series B Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Mandatory Redemption Price or the Series B Optional Redemption Price, as the case may be. Any interest accrued on funds deposited pursuant to this paragraph 5(d) shall be paid from time to time to the Corporation for its own account.

                                  (e)      Notice of redemption having been
given as aforesaid, upon the deposit of funds pursuant to paragraph 5(d) in respect of shares of Series B Preferred Stock to be redeemed pursuant to paragraph 5(a) or paragraph 5(b), notwithstanding that any certificates for such shares shall not have been surrendered





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for cancellation, from and after the Mandatory Redemption Date or the Series B
Optional Redemption Date, as the case may be, designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Series B Preferred Stock to be redeemed shall cease and terminate; provided, however, that if the Corporation shall default in the payment of any portion of the Mandatory Redemption Price or the Series B Optional Redemption Price, as the case may be, then, in addition to any other rights and remedies of the holders of shares of Series B Preferred Stock which may be available at law or in equity, the shares of Series B Preferred Stock that were to be redeemed by such portion shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series B Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66 2/3 percent of the then outstanding shares of Series B Preferred Stock.

                          6.      No Voting Rights; Certain Restrictions.

                                  (a)      The holders of Series B Preferred
Stock, except as otherwise required under Delaware law or as set forth in this paragraph 6 or paragraph 7, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation. In any case in which the holders of Series B Preferred Stock shall be entitled to vote pursuant to Delaware law, this paragraph 6 or paragraph 7, each holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock.

                                  (b)      So long as any shares of Series B
Preferred Stock are outstanding, the Corporation shall not take any of the following actions without the affirmative vote or written consent of at least 66 2/3 percent of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as a separate series, in person or by proxy, by resolution or in writing, as the case may be:

                                           (i)     create, authorize or issue
any class or series of Capital Stock of the Corporation hereafter which ranks pari passu with or senior to the Series B Preferred Stock and the Series C Preferred Stock with respect to the payment of dividends or distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (provided that the issuance of additional shares of Series C Preferred Stock in satisfaction of indemnification obligations owing to the holder of Series C Preferred Stock pursuant to the Merger Agreement, dated as of and as in effect on January 24, 1997 (the "Merger Agreement"), among ALLTEL Healthcare Information Services, Inc., ALLTEL Information Services, Inc., the Corporation and Eclipsys Solutions Corp. shall not be restricted by this clause (i));

                                          (ii)    amend this Second Amended and
Restated Certificate of Incorporation of the Corporation so as to adversely amend or alter the





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specified rights, preferences, privileges or other rights of the holders of
Series B Preferred Stock;

                                        (iii)   except for redemptions or
purchases by the Corporation of (1) shares of Common Stock held by Partners HealthCare System, Inc. pursuant to Section 8 of the Stockholders Agreement,
(2) shares of Series B Preferred Stock and Series C Preferred Stock and Warrants pursuant to Section 4.3 of the Stockholders Agreement, (3) shares of Capital Stock held by ALLTEL Information Services, Inc. or any affiliate (as defined under Rule 12b-2 under the Exchange Act) thereof pursuant to Sections 9 and 10 of the Stockholders Agreement, (4) with respect to shares of Junior Securities (and any Capital Stock convertible into or exercisable or exchangeable for shares of Junior Securities) issued to any of the Corporation's executive officers, consultants, directors or employees pursuant to any benefit or bonus plan, not greater than $1,000,000 in the aggregate for all redemptions or purchases thereof pursuant to this clause (4) and clause (4) of paragraph 6(b)(iii) of Section B of this ARTICLE FOURTH and (5) shares of Series C Preferred Stock pursuant to paragraph 5, paragraph 7 or paragraph 8 of Section B of this ARTICLE FOURTH in which the Series B Preferred Stock is also redeemed or purchased on a pro rata basis (with respect to redemptions or purchases made pursuant to such paragraphs 5, 7 or 8), redeem or purchase any Junior Securities or any class or series of Capital Stock of the Corporation which ranks pari passu with the Series B Preferred Stock (provided that the transfer of shares of Series C Preferred Stock by the holder thereof to the Corporation in satisfaction of indemnification obligations owed to the Corporation under the Merger Agreement shall not be restricted by this clause
(iii)); or

                                        (iv)    declare, pay or set apart for
payment any dividend on any shares of Junior Securities (other than dividends payable in shares of Junior Securities).

                          7.      Changes of Control.

                                  (a)   In the event of the occurrence of:

                                                (i)      the voluntary sale,
conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation (a "Sale of Assets"); or

                                                (ii)     the merger or
consolidation of the Corporation with one or more Persons in which the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting securities of the surviving Person (a "Merger"); or

                                                (iii)    the sale or other
disposition of Capital Stock of the Corporation in one transaction or a series of related transactions after the consummation of which the stockholders of the Corporation prior to





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such sale or other disposition do not retain at least a majority of the voting securities of the Corporation after such sale or other disposition (a "Sale of the Majority Voting Stock"); or

                                  (iv)             at any time prior to
the Initial Public Offering, any transaction after the consummation of which General Atlantic Partners 28, L.P., General Atlantic Partners 38, L.P., General Atlantic Partners 47, L.P., GAP Coinvestment Partners, L.P. and/or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof (collectively, the "General Atlantic Stockholders") cease to own as a group at least 50% of the total number of shares of Common Stock (determined on a fully diluted basis and after giving effect to any adjustment) held by the General Atlantic Stockholders on the date hereof;

then, subject to paragraph 7(d) below, unless such event described in clause
(i), (ii), (iii) or (iv), as the case may be, is approved by the affirmative vote or written consent of at least 66 2/3 percent of the then outstanding shares of Series B Preferred Stock, voting or consenting as a separate series, each holder of Series B Preferred Stock shall have the right and option (the "Series B Put") to require the Corporation to purchase all, but not less than all, of its shares of Series B Preferred Stock at a cash purchase price (the "Series B Put Purchase Price") per share equal to (x) the Series B Liquidation Preference plus (y) all accrued and unpaid dividends thereon, whether or not declared or payable, to the date of closing of the event giving rise to the Series B Put, in immediately available funds.

                                  (b)      Written notice of an event giving
rise to the Series B Put shall be delivered by the Corporation in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier to the holders of record of the Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation, at least fifteen (15) Business Days prior to the anticipated closing date of the event giving rise to the Series B Put. Each holder of Series B Preferred Stock that wishes to exercise the Series B Put shall deliver written notice thereof to the Corporation not more than ten (10) Business Days after receipt of such notice from the Corporation of the anticipated closing date of the event giving rise to the Series B Put. At the closing of the event giving rise to the Series B Put, the Corporation shall pay the aggregate Series B Put Purchase Price to each holder of Series B Preferred Stock exercising the Series B Put pursuant to paragraph 7(a). Unless the Corporation defaults in payment of the Series B Put Purchase Price for the shares of Series B Preferred Stock tendered pursuant to this paragraph 7, (i) such shares of Series B Preferred Stock tendered shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of such shares of Series B Preferred Stock shall cease (other than the right to receive payment in full of the Series B Put Purchase Price).

                                  (c)      In addition to any other rights and
remedies of the





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
holders of shares of Series B Preferred Stock which may be available at law or in equity, any shares of Series B Preferred Stock not purchased by the Corporation pursuant to this paragraph 7 shall remain issued and outstanding and the holders thereof shall have all of the rights of a holder of Series B Preferred Stock.

                                  (d)      Notwithstanding anything to the
contrary set forth in this Second Amended and Restated Certificate of Incorporation, (i) the vote or consent, as the case may be, by the holders of shares of Series B Preferred Stock as a separate series, in person or by proxy, by resolution at a special or annual meeting of the stockholders of the Corporation or in writing, on any transaction or series of related transactions, the consummation of which shall result in a Sale of Assets or a Merger pursuant to paragraph 7(a) is only required in order to determine whether such holders of Series B Preferred Stock are entitled to exercise the Series B Put in accordance with paragraph 7(a) and (ii) unless otherwise required by law, the approval or consent of the holders of any shares of Series B Preferred Stock is not required for the Corporation to approve, consent to, effect or consummate any Sale of Assets or Merger.

                          8.      Certain Rights.  Certain holders of shares of
Series B Preferred Stock may have certain contractual redemption rights set forth in Article 9 of the Preferred Stock and Warrant Purchase Agreement, dated January 24, 1997, among the Corporation and the parties set forth on the signature pages thereto, as may be amended from time to time. Such agreement and such rights may be amended or terminated from time to time in accordance with the terms of such agreement.

                          9.      Insufficient Funds.  If the funds of the
Corporation legally available for purchase or redemption of the Series B Preferred Stock on any date are insufficient under the Delaware Code to purchase or redeem the number of shares of Series B Preferred Stock to be so purchased or redeemed on such date, the holders of Series B Preferred Stock to be so purchased or redeemed on such date shall, together with the holders of Series C Preferred Stock entitled to be purchased or redeemed on such date, share ratably in any funds available for purchase or redemption of such shares according to the respective amounts that would be payable with respect to the number of shares owned by them if the shares to be so purchased or redeemed on such date were purchased or redeemed in full. The shares of Series B Preferred Stock not purchased or redeemed shall remain outstanding and continue to be entitled to all of the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are sufficient under the Delaware Code for the purchase or redemption of shares of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to purchase or redeem the balance of such shares of Series B Preferred Stock or such portion thereof for which funds are available, on the basis set forth above, pro rata with the balance of such shares of Series C Preferred Stock or portion thereof.

                          10.     Certain Remedies.  Any registered holder of
Series B





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Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Second Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                          11.     Reissuance of Series B Preferred Stock.
Shares of Series B Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares redeemed or purchased, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Undesignated Preferred Stock and may be redesignated and reissued as part of any series of preferred stock (other than Series B Preferred Stock) in accordance with Section G of this ARTICLE FOURTH.

                          12.     Business Day.  If any payment shall be
required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

         B.      Series C 8.5% Cumulative Redeemable Preferred Stock.

                          1.      Designation and Number of Shares.  There
shall be hereby established a series of Preferred Stock designated as "Series C
8.5 % Cumulative Redeemable Preferred Stock" (the "Series C Preferred Stock"). The authorized number of shares of Series C Preferred Stock shall be 25,000.

                          2.      Rank.  The Series C Preferred Stock shall,
with respect to the payment of dividends and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior to (i) all shares of Common Stock, (ii) all shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and
(iii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series C Preferred Stock (the securities described in the foregoing clauses (i), (ii) and (iii) are defined for purposes of this Section B of ARTICLE FOURTH as the "Junior Securities") and (b) pari passu with all shares of Series B Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks pari passu with the Series C Preferred Stock.

                          3.      Series C Liquidation Preference.

                                  (a)      In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid for each share of Series C Preferred Stock held thereby, out of the assets of the Corpora-tion available for distribution to its stockholders, before any payment or distribution of assets to the holders of any shares of Junior Securities, an amount (the "Series C Liquidation Amount") in cash equal to (i) $1,000 per share (the "Series C Liquidation Preference") (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus (ii) all accumulated and unpaid dividends thereon to the date fixed for such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Except as provided in the preceding sentence, holders of shares of Series C Preferred Stock shall not be entitled to any payment or distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Such payment to the holders of Series C Preferred Stock of the Series C Liquidation Amount shall be made pro rata with the payment to the holders of the Series B Preferred Stock of the Series B Liquidation Amount then due and payable. If the assets of the Corporation are not sufficient to pay in full the foregoing Series C Liquidation Amount and Series B Liquidation Amount to the holders of outstanding shares of the Series C Preferred Stock and Series B Preferred Stock, respectively, then the holders of all shares of Series C Preferred Stock and Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and Series B Preferred Stock are entitled were paid in full.

                                  (b)      After the holders of all shares of
Series C Preferred Stock and Series B Preferred Stock shall have been paid in full the amounts to which they are entitled under paragraph 3(a), the remaining net assets of the Corporation shall be distributed to the holders of Junior Securities in accordance with this ARTICLE FOURTH. Written notice of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the Series C Liquidation Amount and the place where such Series C Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                          4.      Dividends.

                                  (a)      Beginning on each date on which
Series C Preferred Stock is issued (the "Series C Issue Date"), the holders of shares of Series C Preferred Stock, in preference to the holders of Junior Securities, shall be entitled to receive out of the assets of the Corporation legally available therefor, dividends at an annual rate, subject to paragraph 4(c) below, on the Series C Liquidation Preference thereof equal to 8.5% (the "Series C Coupon Rate"), calculated on the basis of a 365-day year, accruing each day that the Series C Preferred Stock is outstanding and payable quarterly in arrears, in immediately available funds, on any day between the last day and 15 days after the last day, as determined by the Board of Directors, of each of March, June, September and December in each year (each such date being referred to herein as a "Series C Quarterly Dividend Date"). Notwithstanding the foregoing, if prior to the Third Anniversary Date (as defined below), the Board of Directors does not elect to pay in cash any dividends accruing for any quarter in accordance with paragraph 4(b) below, then the Series C Quarterly Dividend Date for such quarter shall be 15 days after the last day of March, June, September or December, as applicable.

                                  (b)      Dividends payable pursuant to
paragraph 4(a) shall begin to accrue and be cumulative from the Series C Issue Date, and shall accrue on a daily basis, in each case whether or not declared; provided, however, that if any dividend payable on any Series C Quarterly Dividend Date is not declared or is not paid in full on such Series C Quarterly Dividend Date, then such amount payable as dividends that is not timely paid on such Series C Quarterly Dividend Date shall be added to the Series C Liquidation Preference and shall accrue dividends thereon in the manner provided above, commencing on the Series C Quarterly Dividend Date. From and after the Series C Issue Date to and including the Series C Quarterly Dividend Date immediately prior to the third anniversary of the Series C Issue Date (defined for purposes of this Section B of ARTICLE FOURTH as the "Third Anniversary Date"), with respect to dividends payable on any Series C Quarterly Dividend Date during such period, the Board of Directors shall be required either to (i) permit dividends to accrue, in which event the amount otherwise payable as dividends on the particular Series C Quarterly Dividend Date shall be added to the Series C Liquidation Preference or (ii) declare and pay any or all of such dividends in cash. Prior to the Third Anniversary Date, any dividends which the Board of Directors does not affirmatively elect to be paid in cash pursuant to the foregoing clause (ii) shall, without the requirement of any action by the Board of Directors, be added to the Series C Liquidation Preference in accordance with the foregoing clause (i). From and after the Third Anniversary Date, all dividends payable on any Series C Quarterly Dividend Date shall be paid in cash. The Board of Directors shall fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Dividends paid to the holders of the Series C Preferred Stock shall be paid ratably with the dividends paid to the holders of Series B Preferred Stock.

                                  (c)      If the Corporation (each of the
following is referred to hereinafter as a "Default") (i) after the Third Anniversary Date, fails to pay dividends on the Series C Preferred Stock as set forth in paragraph 4(a) hereof on any two Series C Quarterly Dividend Dates and such failure is continuing for five days after written notice thereof given to the Corporation by any holder of Series C Preferred Stock; (ii) fails to redeem all of the Series C Preferred Stock on the Mandatory Redemption Date in accordance with paragraph 5(a) or purchase the Series C Preferred Stock in accordance with paragraph 7 or paragraph 8; (iii) (x) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, composition, extension or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of its assets (a "Bankruptcy Action"), (y) becomes the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed or undischarged for a period of ninety (90) days or (z) makes a general assignment for the benefit of his creditors; or (iii) fails to comply with the provisions set forth in paragraph 6(b)(i), (ii), (iii) or (iv), then the Series C Coupon Rate with respect to dividends accruing from and after the date of such Default shall be increased to 12.5%. Such increase in the Series C Coupon Rate shall continue until such time as the Corporation cures such Default, at which time the Series C Coupon Rate with respect to dividends accruing from and after the date of such cure shall be reduced to 8.5%.

                                  (d)      The holders of shares of Series C
Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in paragraph 3 of this Section B and this paragraph 4.

                          5.      Redemption.

                                  (a)      On the Mandatory Redemption Date,
the Corporation shall redeem, out of the funds legally available therefor, all of the issued and outstanding shares of Series C Preferred Stock, on not less than three (3) Business Days' notice of the Mandatory Redemption Date, at a price per share (the "Series C Mandatory Redemption Price") equal to (i) the Series C Liquidation Preference plus (ii) all accrued and unpaid dividends thereon, whether or not declared or payable, to the Mandatory Redemption Date, in immediately available funds.

                                  (b)      Notwithstanding paragraph 5(a)
above, the Corporation shall have the right, at its sole option and election, at any time or from time to time prior to December 31, 2001, to redeem the shares of Series C Preferred Stock, in whole or in part, on not less than ten
(10) Business Days' notice of the date of redemption (any such date a "Series C Optional Redemption Date") at a price per share (the "Series C Optional Redemption Price") equal to (i) the Series C Liquidation Preference plus (ii) all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Series C Optional Redemption Date, in immediately available funds.

                                  (c)      Written notice of any redemption of
shares of Series C Preferred Stock pursuant to paragraph 5(a) or paragraph 5(b), as the case may be, shall be delivered by the Corporation in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. In order to facilitate the redemption of shares of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series C Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series C Preferred Stock to be closed, not more than 60 days or less than 10 days prior to the date fixed for such redemption.

                                  (d)      On the Mandatory Redemption Date or
the Series C Optional Redemption Date, as the case may be, which is specified in a notice given pursuant to paragraph 5(c), the Corporation shall, and at any time after such notice shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Series C Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of six months from the Mandatory Redemption Date or the Series C Optional Redemption Date, as the case may be, shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series C Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Series C Mandatory Redemption Price or the Series C Optional Redemption Price, as the case may be. Any interest accrued on funds deposited pursuant to this paragraph 5(d) shall be paid from time to time to the Corporation for its own account.

                                  (e)      Notice of redemption having been
given as aforesaid, upon the deposit of funds pursuant to paragraph 5(d) in respect of shares of Series C Preferred Stock to be redeemed pursuant to paragraph 5(a) or paragraph 5(b), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Mandatory Redemption Date or the Series C Optional Redemption Date, as the case may be, designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Series C Preferred Stock to be redeemed shall cease and terminate; provided, however, that if the Corporation shall default in the payment of any portion of the Series C Mandatory Redemption Price or the Series C Optional Redemption Price, as the case may be, then, in addition to any other rights and remedies of the holders of shares of Series C Preferred Stock which may be available at law or in equity, the shares of Series C Preferred Stock that were to be redeemed by such portion shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series C Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least a majority of the then outstanding shares of Series C Preferred Stock.

                          6.      No Voting Rights; Certain Restrictions.

                                  (a)      The holders of Series C Preferred
Stock, except as otherwise required under Delaware law or as set forth in this paragraph 6 or paragraph 7, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation. In any case in which the holders of Series C Preferred Stock shall be entitled to vote pursuant to Delaware law, this paragraph 6 or paragraph 7, each holder of Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock.

                                  (b)      So long as any shares of Series C
Preferred Stock are outstanding, the Corporation shall not take any of the following actions without the affirmative vote or written consent of at least a majority of the then outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as a separate series, in person or by proxy, by resolution or in writing, as the case may be:

                                           (i)     create, authorize or issue
any class or series of Capital Stock of the Corporation hereafter which ranks pari passu with or senior to the Series B Preferred Stock and the Series C Preferred Stock with respect to the payment of dividends or distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                                           (ii)    amend this Second Amended and
Restated Certificate of Incorporation of the Corporation so as to adversely amend or alter the specified rights, preferences, privileges or other rights of the holders of Series C Preferred Stock;

                                           (iii)   except for redemptions or
purchases by the Corporation of (1) shares of Common Stock held by Partners HealthCare System, Inc. pursuant to Section 8 of the Stockholders Agreement,
(2) shares of Series B Preferred Stock and Series C Preferred Stock and Warrants pursuant to Section 4.3 of the Stockholders Agreement, (3) shares of Capital Stock held by ALLTEL Information Services, Inc. or any affiliate (as defined under Rule 12b-2 of the Exchange Act) thereof pursuant to Sections 9 and 10 of the Stockholders Agreement, (4) with respect to shares of Junior Securities (and any Capital Stock convertible into or exercisable or exchangeable for shares of Junior Securities) issued to any of the Corporation's executive officers, consultants, directors or employees pursuant to any benefit or bonus plan, not greater than $1,000,000 in the aggregate for all redemptions or purchases thereof pursuant to this clause (4) and clause (4) of paragraph 6(b)(iii) of Section A of this ARTICLE FOURTH and (5) shares of Series B Preferred Stock pursuant to paragraph 5, paragraph 7 or paragraph 8 of Section A of this ARTICLE FOURTH, redeem or purchase any Junior Securities or any class or series of Capital Stock of the Corporation which ranks pari passu with the Series C Preferred Stock; or

                                           (iv)    declare, pay or set apart
for payment any
dividend on any shares of Junior Securities (other than dividends payable in shares of Junior Securities).

                          7.      Changes of Control.

                                  (a)      In the event of the occurrence of a
Sale of Assets, a Merger or a Sale of the Majority Voting Stock, then, subject to paragraph 7(d) below, unless such event is approved by the affirmative vote or written consent of at least a majority of the then outstanding shares of Series C Preferred Stock, voting or consenting as a separate series, each holder of Series C Preferred Stock shall have the right and option (the "Series C Put") to require the Corporation to purchase all, but not less than all, of its shares of Series C Preferred Stock at a cash purchase price (the "Series C Put Purchase Price") per share equal to (x) the Series C Liquidation Preference plus (y) all accrued and unpaid dividends thereon, whether or not declared or payable, to the date of closing of such Sale of Assets or Merger, in immediately available funds.

                                  (b)      Written notice of an event giving
rise to the Series C Put shall be delivered by the Corporation in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation, at least fifteen (15) Business Days prior to the anticipated closing date of the event giving rise to the Series C Put. Each holder of Series C Preferred Stock that wishes to exercise the Series C Put shall deliver written notice thereof to the Corporation not more than ten (10) Business Days after receipt of such notice from the Corporation of the anticipated closing date of the event giving rise to the Series C Put. At the closing of such Sale of Assets, Merger or Sale of the Majority Voting Stock, as the case may be, the Corporation shall pay the aggregate Series C Put Purchase Price to each holder of Series C Preferred Stock exercising the Series C Put pursuant to paragraph 7(a). Unless the Corporation defaults in payment of the Series C Put Purchase Price for the shares of Series C Preferred Stock tendered pursuant to this paragraph 7, (i) such shares of Series C Preferred Stock tendered shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of such shares of Series C Preferred Stock shall cease (other than the right to receive payment in full of Series C Put Purchase Price).

                                  (c)      In addition to any other rights and
remedies of the holders of shares of Series C Preferred Stock which may be available at law or in equity, any shares of Series C Preferred Stock not purchased by the Corporation pursuant to this paragraph 7 shall remain issued and outstanding and the holders thereof shall have all of the rights of a holder of Series C Preferred Stock.

                                  (d)      Notwithstanding anything to the
contrary set forth in this Second Amended and Restated Certificate of Incorporation, (i) the vote or consent, as the case may be, by the holders of shares of Series C Preferred Stock as a separate series, in person or by proxy, by resolution at a special or annual meeting of the stockholders of the Corporation or in writing, on any transaction or series of related transactions, the consummation of which shall result in a Sale of Assets or a Merger pursuant to paragraph 7(a) is only required in order to determine whether such holders of Series C Preferred Stock are entitled to exercise the Series C Put in accordance with paragraph 7(a) and (ii) unless otherwise required by law, the approval or consent of the holders of any shares of Series C Preferred Stock is not required for the Corporation to approve, consent to, effect or consummate any Sale of Assets or Merger.

                          8.      Certain Rights.  Certain holders of shares of
Series C Preferred Stock may have certain contractual redemption rights set forth in Article 9 of the Preferred Stock and Warrant Purchase Agreement, dated January 24, 1997, among the Corporation and the parties set forth on the signature pages thereto, as may be amended from time to time, which may contain such rights. Such agreement and such rights may be amended or terminated from time to time in accordance with the terms of such agreement.

                          9.      Insufficient Funds.  If the funds of the
Corporation legally available for purchase or redemption of the Series C Preferred Stock on any date are insufficient under the Delaware Code to purchase or redeem the number of shares of Series C Preferred Stock to be so purchased or redeemed on such date, the holders of Series C Preferred Stock to be so purchased or redeemed on such date shall, together with the holders of Series B Preferred Stock entitled to be purchased or redeemed on such date, share ratably in any funds available for purchase or redemption of such shares according to the respective amounts that would be payable with respect to the number of shares owned by them if the shares to be so purchased or redeemed on such date were purchased or redeemed in full. The shares of Series C Preferred Stock not purchased or redeemed shall remain outstanding and continue to be entitled to all of the rights and preferences provided therein. At any time thereafter when additional funds of the Corporation are sufficient with the Delaware Code for the purchase or redemption of shares of Series C Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to purchase or redeem the balance of such shares of Series C Preferred Stock or such portion thereof for which funds are available, on the basis set forth above, pro rata with the balance of such shares of Series B Preferred Stock or portion thereof.

                          10.     Certain Remedies.  Any registered holder of
Series C Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Second Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                          11.     Reissuance of Series C Preferred Stock.
Shares of Series C Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares redeemed or purchased, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Undesignated Preferred Stock and may be redesignated and reissued as part of any series of preferred stock (other than Series C Preferred Stock) in accordance with Section G of this ARTICLE FOURTH.

                          12.     Business Day.  If any payment shall be
required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

         C.      Series D Convertible Preferred Stock.

                          1.      Designation and Number of Shares.  There
shall be hereby established a series of Preferred Stock designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"). The authorized number of shares of Series D Preferred Stock shall be 7,200,000.

                          2.      Rank.  The Series D Preferred Stock shall,
with respect to the payment of dividends and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior to (i) all shares of Common Stock, (ii) all shares of Series F Preferred Stock and (iii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series D Preferred Stock, (b) pari passu with all shares of Series E Preferred Stock and Series G Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks pari passu with the Series D Preferred Stock and (c) junior to all shares of Series B Preferred Stock and Series C Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks senior to the Series D Preferred Stock.

                          3.      Dividends.  Beginning on the date of issuance
of the Series D Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then, subject to the prior payment in full of any dividends or other distributions on the Series B Preferred Stock and the Series C Preferred Stock, the holders of each share of Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution which would be received by a holder of the number of shares of Class A Common Stock for which such share of Series D Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be paid to the holders of shares of Series D Preferred Stock ratably with the holders of Series E Preferred Stock and Series G Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

                          4.      Series D Liquidation Preference.

                                  (a)      In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid for each share of Series D Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, after the payment or distribution of assets by the Corporation to the holders of any shares of Series B Preferred Stock and Series C Preferred Stock, an amount in cash (the "Series D Liquidation Amount") equal to (i) $12.549766 per share (the "Series D Liquidation Preference") (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus (ii) all declared and unpaid dividends thereon to the date fixed for such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment shall be made or any assets distributed to the holders of any shares of Capital Stock ranking junior to the Series D Preferred Stock. Except as provided in the preceding sentence, holders of shares of Series D Preferred Stock shall not be entitled to any payment or distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Such payment to the holders of Series D Preferred Stock of the Series D Liquidation Amount shall be made pro rata with the payment to the holders of the Series E Preferred Stock and Series G Preferred Stock of the Series E Liquidation Amount (as hereinafter defined) and Series G Liquidation Amount (as hereinafter defined), respectively, then due and payable. If the assets of the Corporation are not sufficient to pay in full the foregoing Series D Liquidation Amount, the Series E Liquidation Amount and the Series G Liquidation Amount to the holders of outstanding shares of the Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, respectively, then the holders of all shares of Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall share ratably in such payment or distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock are entitled were paid in full.

                                  (b)      After the holders of all shares of
Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall have been paid in full the amounts to which they are entitled under paragraph 4(a), the remaining net assets of the Corporation shall be distributed to the holders of Capital Stock ranking junior to the Series D Preferred Stock in accordance with this ARTICLE FOURTH. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the Series D Liquidation Amount and the place where such Series D Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten
(10)
days prior to the payment date stated therein, to the holders of record of the Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                          5.      Redemption.  The shares of Series D Preferred
Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

                          6.      Voting Rights; Election of Director.

                                  (a)      The holders of Series D Preferred
Stock, except as otherwise required under Delaware law or as set forth in paragraphs (b) and (c) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                                  (b)      So long as the Series D Preferred
Stock is outstanding, each share of Series D Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders or by written consent, on all matters entitled to be voted on by holders of Class A Common Stock voting together as a single class with the holders of Class A Common Stock and the holders of all other classes and series entitled to vote thereon. With respect to any such vote, each share of Series D Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series D Preferred Stock into shares of Class A Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                                  (c)      If General Atlantic Partners 47,
L.P., General Atlantic Partners 38, L.P., General Atlantic Partners 28, L.P., GAP Coinvestment Partners, L.P. and/or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof own in the aggregate (i) at least a majority of the outstanding shares of Series D Preferred Stock and Series G Preferred Stock, taken together on an as converted basis, and (ii) shares of Class A Common Stock, Series D Preferred Stock and/or Series G Preferred Stock or other securities of the Corporation convertible into or exercisable or exchangeable for shares of Common Stock of the Corporation that represent (after giving effect to any adjustments) at least 15% of the total number of shares of Common Stock outstanding on an as converted, as exercised and as exchanged basis, then the holders of the Series D Preferred

Stock and Series G Preferred Stock, voting together as a separate series, shall be entitled to elect one director of the Corporation. The Series D Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class with respect to the election of all of the other directors of the Corporation; provided, however, that if the conditions set forth in the first sentence of this paragraph 6(c) necessary for the holders of the Series D Preferred Stock and Series G Preferred Stock to vote as a separate series for the election of one director are not satisfied, the Series D Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors at a time when the Series D Preferred Stock and Series G Preferred Stock, voting together as a separate series, are entitled to vote for the election of a director, (x) the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series D Preferred Stock and Series G Preferred Stock then outstanding, taken together on an as converted basis, shall constitute a quorum of the Series D Preferred Stock and Series G Preferred Stock for the election of the director to be elected solely by the holders of the Series D Preferred Stock and Series G Preferred Stock and (y) the affirmative vote of such majority of the shares of Series D Preferred Stock and Series G Preferred Stock present in person or represented by proxy or, in the event of a written consent, a majority of the shares of Series D Preferred Stock and Series G Preferred Stock then outstanding shall be required to elect such director. A vacancy in the directorship elected by the holders of the Series D Preferred Stock and Series G Preferred Stock voting together as a separate series pursuant to this paragraph 6(c) shall be filled only by vote or written consent of the holders of the Series D Preferred Stock and Series G Preferred Stock.

                          7.      Conversion.

                                  (a)      Any holder of Series D Preferred
Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 7, any or all of such holder's shares of Series D Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock as is equal to the product of the number of shares of Series D Preferred Stock being so converted multiplied by the quotient of (i) the Series D Liquidation Preference divided by (ii) the conversion price of $8.36651 per share, subject to adjustment as provided in paragraph 7(d) (defined for purposes of this Section C of ARTICLE FOURTH as the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series D Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by (x) written notice that the holder elects to convert such shares of Series D Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Class A Common Stock are to be issued, (y) if so required by the Corporation, a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and (z) transfer tax stamps or funds therefor, if required pursuant to paragraph 7(j). All shares of Series D Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series D Preferred Stock shall be issued in lieu thereof.

                                  (b)      As promptly as practicable after the
surrender, as herein provided, of any shares of Series D Preferred Stock for conversion pursuant to paragraph 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series D Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Class A Common Stock into which such shares of Series D Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 7. Subject to the following provisions of this paragraph and of paragraph 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series D Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon conversion of such shares of Series D Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon such conversion as the record holder or holders of such shares of Class A Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

                                  (c)      To the extent permitted by law, when
shares of Series D Preferred Stock are converted, all dividends declared and unpaid on the shares of Series D Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Class A Common Stock issued upon such conversion.

                                  (d)      The Conversion Price shall be
subject to adjustment as follows:

                                           (i)     In the event that the
Corporation shall at any time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series D Preferred Stock in the manner provided in paragraph 3 or paragraph 4) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than a reclassification for which adjustment is made under paragraph 7(g)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series D Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(d)(i) shall become effective retroactively (1) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to receive such dividend or distribution or (2) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                                        (ii)    In case the Corporation shall
at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series D Preferred Stock in the manner provided in paragraph 3, and dividends payable in shares of Common Stock for which adjustment is made under paragraph 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to paragraph 7(d)(i)), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of one share of Class A Common Stock on the record date referred to below less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock and (y) the denominator of which shall be such Current Market Price of one share of Class A Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series D Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series D Preferred Stock into Class A Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                                        (iii)   In case the Corporation, at any
time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of paragraph 7(d)(i) or paragraph 7(d)(ii), inclusive, or paragraph 7(g) (but not including any action described in any such paragraph), the Board of Directors shall determine in good faith whether it would be equitable in the circumstances to adjust the Conversion Price as a result of such action and, in each such case, if the Board of Directors determines to make such adjustment, then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series D Preferred Stock).

                                           (iv)    Notwithstanding anything
herein to the contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series D Preferred Stock pursuant hereto.

                                           (v)     Notwithstanding anything
herein to the contrary, no adjustment under this paragraph 7(d) shall be made upon (x) the grant of options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors or (y) any issuance of Common Stock upon the conversion of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Class B Common Stock or the exercise of the Warrants.

                                  (e)      If the Corporation shall take a
record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                                  (f)      Upon any increase or decrease in the
Conversion Price, then, and in each such case, the Corporation shall within a reasonable period (not to exceed 30 days) following any of the foregoing transactions deliver to each registered holder of Series D Preferred Stock a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                                  (g)      In case of (i) any capital
reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (ii) any merger or consolidation of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) or (iii) any sale of all or substantially all of the assets of the Corporation to another Person (any of the foregoing (i), (ii) or (iii), a "Transaction"), each holder of Series D Preferred Stock then outstanding shall have the right, and the Corporation shall execute and deliver to each such holder of Series D Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate to the effect that such holder of Series D Preferred Stock shall have the right thereafter, to convert such share of Series D Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Series D Preferred Stock could have been converted immediately prior to such Transaction, and provision shall be made therefor in any agreement relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                            (h)      In case at any time or from time to time:

                                     (w)     the Corporation shall declare a
dividend (or any other distribution) on its shares of Common Stock;

                                     (x)     the Corporation shall authorize
the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                                     (y)     there shall be any reorganization
or reclassification of the Common Stock, or any merger or consolidation to which the Corporation is a party and for which approval of any of the stockholders of the Corporation is required, or any sale of all or substantially all of the assets of the Corporation; or

                                     (z)     there shall occur the voluntary
or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

then the Corporation shall mail to each holder of shares of Series D Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (2) the date or the expected date on which such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up is expected to become effective; provided that in the case of any event to which paragraph 7(g) applies, the Corporation shall give at least ten (10) Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up.

                                  (i)      The Corporation shall at all times
reserve and keep available for issuance upon the conversion of the Series D Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series D Preferred Stock.

                                  (j)      The issuance or delivery of
certificates for Class A Common Stock upon the conversion of shares of Series D Preferred Stock shall be made without charge to the converting holder of shares of Series D Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series D Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series D Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                          8.      Certain Remedies.  Any registered holder of
Series D Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Second Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                          9.      Reissuance of Series D Preferred Stock.
Shares of Series D Preferred Stock that have been issued and reacquired in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Undesignated Preferred Stock and may be redesignated and reissued as part of any series of preferred stock (other than Series D Preferred Stock) in accordance with Section G of this ARTICLE FOURTH.

                          10.     Business Day.  If any payment shall be
required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

         D.      Series E Convertible Preferred Stock.

                          1.      Designation and Number of Shares.  There
shall be hereby established a series of Preferred Stock designated as "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"). The authorized number of shares of Series E Preferred Stock shall be 920,000.

                          2.      Rank.  The Series E Preferred Stock shall,
with respect to the payment of dividends and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior to (i) all shares of Common Stock, (ii) all shares of Series F Preferred Stock and (iii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series E Preferred Stock, (b) pari passu with all shares of Series D Preferred Stock and Series G Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks pari passu with the Series B Preferred Stock, and (c) junior to all shares of Series B Preferred Stock, Series C Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks senior to the Series E Preferred Stock.

                          3.      Dividends.  Beginning on the date of issuance
of the Series E Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then, subject to the prior payment in full of any dividends or other distributions on the Series B Preferred Stock and the Series C Preferred Stock, the holders of each share of Series E Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution which would be received by a holder of the number of shares of Class B Common Stock for which such share of Series E Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be paid to the holders of shares of Series E Preferred Stock ratably with the holders of Series D Preferred Stock and Series G Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

                          4.      Series E Liquidation Preference.

                                  (a)      In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid for each share of Series E Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, after the payment or distribution of assets by the Corporation to the holders of any shares of Series B Preferred Stock and Series C Preferred Stock, an amount in cash (the "Series E Liquidation Amount") equal to (i) $12.549766 per share (the "Series E Liquidation Preference") (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus (ii) all declared and unpaid dividends thereon to the date fixed for such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment shall be made or any assets distributed to the holders of any shares of Capital Stock ranking junior to the Series E Preferred Stock. Except as provided in the preceding sentence, holders of shares of Series E Preferred Stock shall not be entitled to any payment or distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Such payment to the holders of the Series E Preferred Stock of the Series E Liquidation Amount shall be made pro rata with the payment to the holders of Series D Preferred Stock and Series G Preferred Stock of the Series D Liquidation Amount and the Series G Liquidation Amount, respectively, then due and payable. If the assets of the Corporation are not sufficient to pay in full the foregoing Series E Liquidation Amount, the Series D Liquidation Amount and the Series G Liquidation Amount to the holders of outstanding shares of the Series E Preferred Stock, Series D Preferred Stock and Series G Preferred Stock, respectively, then the holders of all shares of Series E Preferred Stock, Series D Preferred Stock and Series G Preferred Stock shall share ratably in such payment or distribution of assets in accordance with the amount that would be payable on such payment or distribution if the amounts to which the holders of outstanding shares of Series E Preferred Stock, Series D Preferred Stock and Series G Preferred Stock are entitled were paid in full.

                                  (b)      After the holders of all shares of
Series E Preferred Stock, Series D Preferred Stock and Series G Preferred Stock shall have been paid in full the amounts to which they are entitled under paragraph 4(a), the remaining net assets of the Corporation shall be distributed to the holders of Capital Stock ranking junior to the Series E Preferred Stock in accordance with this ARTICLE FOURTH. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the Series E Liquidation Amount and the place where such Series E Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten
(10) days prior to the payment date stated therein, to the holders of record of the Series E Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                          5.      Redemption.  The shares of Series E
Preferred Stock
shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

                          6.      Voting Rights.  The holders of Series E
Preferred Stock, except as otherwise required under Delaware law, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                          7.      Conversion.

                                  (a)      Any holder of Series E Preferred
Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 7, any or all of such holder's shares of Series E Preferred Stock into such number of fully paid and non-assessable shares of Class B Common Stock as is equal to the product of the number of shares of Series E Preferred Stock being so converted multiplied by the quotient of (i) the Series E Liquidation Preference divided by (ii) the conversion price of $8.36651 per share, subject to adjustment as provided in paragraph 7(d) (defined for purposes of this Section D of ARTICLE FOURTH as the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series E Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by (x) written notice that the holder elects to convert such shares of Series E Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Class B Common Stock are to be issued, (y) if so required by the Corporation, a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and (z) transfer tax stamps or funds therefor, if required pursuant to paragraph 7(j). All shares of Series E Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series E Preferred Stock shall be issued in lieu thereof.

                                  (b)      As promptly as practicable after the
surrender, as herein provided, of any shares of Series E Preferred Stock for conversion pursuant to paragraph 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series E Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Class B Common Stock into which such shares of Series E Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 7. Subject to the following provisions of this paragraph and of paragraph 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series E Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Class B Common Stock deliverable upon conversion of such shares of Series E Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Class B Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Class B Common Stock deliverable upon such conversion as the record holder or holders of such shares of Class B Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class B Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

                                  (c)      To the extent permitted by law, when
shares of Series E Preferred Stock are converted, all dividends declared and unpaid on the shares of Series E Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Class B Common Stock issued upon such conversion.

                                  (d)      The Conversion Price shall be
subject to adjustment as follows:

                                           (i)     In the event that the
Corporation shall at any time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series E Preferred Stock in the manner provided in paragraph 3 or paragraph 4) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than a reclassification for which adjustment is made under paragraph 7(g)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class B Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series E Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(d)(i) shall become effective retroactively (1) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Class B Common Stock entitled to receive such dividend or distribution or (2) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                                        (ii)        In case the Corporation
shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series E Preferred Stock in the manner provided in paragraph 3, and dividends payable in shares of Common Stock for which adjustment is made under paragraph 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to paragraph 7(d)(i)), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of one share of Class B Common Stock on the record date referred to below less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Class B Common Stock and (y) the denominator of which shall be such Current Market Price of one share of Class B Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series E Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series E Preferred Stock into Class B Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                                        (iii)       In case the Corporation, at
any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of paragraph 7(d)(i) or paragraph 7(d)(ii), inclusive, or paragraph 7(g) (but not including any action described in any such paragraph), the Board of Directors shall determine in good faith whether it would be equitable in the circumstances to adjust the Conversion Price as a result of such action and, in each such case, if the Board of Directors determines to make such adjustment, then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series E Preferred Stock).

                                        (iv)        Notwithstanding anything
herein to the contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment of the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series E Preferred Stock pursuant hereto.

                                        (v)         Notwithstanding anything
herein to the contrary, no adjustment under this paragraph 7(d) shall be made upon (x) the grant of options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors or (y) any issuance of Common Stock upon the conversion of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Class B Common Stock or the exercise of the Warrants.

                           (e)          If the Corporation shall take a record
of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                           (f)          Upon any increase or decrease in the
Conversion Price, then, and in each such case, the Corporation shall within a reasonable period (not to exceed 30 days) following any of the foregoing transactions deliver to each registered holder of Series E Preferred Stock a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                           (g)          In case of any Transaction, each
holder of Series E Preferred Stock then outstanding shall have the right, and the Corporation shall execute and deliver to each such holder of Series E Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate to the effect that such holder of Series E Preferred Stock shall have the right thereafter, to convert such share of Series E Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Class B Common Stock into which such share of Series E Preferred Stock could have been converted immediately prior to such Transaction, and provision shall be made therefor in any agreement relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                           (h)          In case at any time or from time to
time:

                                        (w)         the Corporation shall
declare a dividend (or any other distribution) on its shares of Common Stock;

                                        (x)         the Corporation shall
authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                                        (y)         there shall be any
reorganization or reclassification of the Common Stock, or any merger or consolidation to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale of all or substantially all of the assets of the Corporation; or

                                        (z)         there shall occur the
voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

then the Corporation shall mail to each holder of shares of Series E Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (2) the date or the expected date on which such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up is expected to become effective; provided that in the case of any event to which paragraph 7(g) applies, the Corporation shall give at least ten (10) Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Class B Common Stock of record shall be entitled to exchange their Class B Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up.

                   (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred Stock, such number of its authorized but unissued shares of Class B Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred Stock, and shall take all action required to increase the authorized number of shares of Class B Common Stock if at any time there shall be insufficient authorized but unissued shares of Class B Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred Stock.

                   (j) The issuance or delivery of certificates for Class B

Common Stock upon the conversion of shares of Series E Preferred Stock shall be made without charge to the converting holder of shares of Series E Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series E Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series E Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

           8. Certain Remedies. Any registered holder of Series E Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Second Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

           9.      Reissuance of Series E Preferred Stock.  Shares of Series
E Preferred Stock that have been issued and reacquired in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Undesignated Preferred Stock and may be redesignated and reissued as part of any series of preferred stock (other than Series E Preferred Stock) in accordance with Section G of this ARTICLE FOURTH.

           10. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

    E.  Series F Convertible Preferred Stock.

           1. Designation and Number of Shares. There shall be hereby established a series of Preferred Stock designated as "Series F Convertible Preferred Stock" (the "Series F Preferred Stock"). The authorized number of shares of Series F Preferred Stock shall be 1,530,000.

           2. Rank. The Series F Preferred Stock shall, with respect to the payment of dividends and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Corporation rank (a) senior to (i) all shares of Common Stock and (ii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series F Preferred Stock, (b) pari passu with each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks pari passu with the Series F Preferred Stock, and (c) junior to all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks senior to the Series F Preferred Stock (collectively for purposes of this Section E of ARTICLE FOURTH, the "Senior Stock").

           3. Dividends. Beginning on the date of issuance of the Series F Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then, subject to the prior payment in full of any dividends or other distribution on the Senior Stock, the holders of each share of Series F Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution which would be received by a holder of the number of shares of Class A Common Stock for which such share of Series F Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be paid to the holders of shares of Series F Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

           4.       Series F Liquidation Preference.

                    (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid for each share of Series F Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, after the payment or distribution of assets by the Corporation to the holders of any shares of Senior Stock, an amount in cash (the "Series F Liquidation Amount") equal to (i) $6.00 per share (the "Series F Liquidation Preference") (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus (ii) all declared and unpaid dividends thereon to the date fixed for such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment shall be made or any assets distributed to the holders of any shares of Capital Stock ranking junior to the Series F Preferred Stock. Except as provided in the preceding sentence, holders of shares of Series F Preferred Stock shall not be entitled to any payment or distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the foregoing Series F Liquidation Amounts to the holders of outstanding shares of the Series F Preferred Stock, then the holders of all shares of Series F Preferred Stock shall share ratably in such payment or distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series F Preferred Stock are entitled were paid in full.

                    (b) After the holders of all shares of Series F Preferred Stock shall have been paid in full the amounts to which they are entitled under paragraph 4(a), the remaining net assets of the Corporation shall be distributed to the holders of Capital Stock ranking junior to the Series F Preferred Stock in accordance with this ARTICLE FOURTH. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the Series F Liquidation Amount and the place where such Series F Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series F Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

           5. Redemption. The shares of Series F Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

           6.       Voting Rights; Election of Director.

                    (a) The holders of Series F Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs
(b) and (c) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                    (b) So long as the Series F Preferred Stock is outstanding, each share of Series F Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders or by written consent, on all matters entitled to be voted on by holders of Class A Common Stock voting together as a single class with the holders of Class A Common Stock and the holders of all other classes and series entitled to vote thereon. With respect to any such vote, each share of Series F Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series F Preferred Stock into shares of Class A Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                    (c) If General Atlantic Partners 28, L.P., GAP Coinvestment Partners, L.P. and/or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof own in the aggregate (i) at least a majority of the outstanding shares of Series F Preferred Stock and (ii) shares of Class A Common Stock and/or Series F Preferred Stock or other securities of the Corporation convertible into or exercisable or exchangeable for shares of Common Stock of the Corporation that represent (after giving effect to any adjustments) at least 5% of the total number of shares of Common Stock outstanding on an as converted, as exercised and as exchanged basis, then the holders of the Series F Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The Series F Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class with respect to the election of all of the other directors of the Corporation; provided, however, that if the conditions set forth in the first sentence of this paragraph 6(c) necessary for the holders of the Series F Preferred Stock to vote as a separate series for the election of one director are not satisfied, the Series F Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors at a time when the Series F Preferred Stock is entitled to vote for the election of a director, (x) the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series F Preferred Stock then outstanding shall constitute a quorum of the Series F Preferred Stock for the election of the director to be solely by the holders of the Series F Preferred Stock and (y) the affirmative vote of such majority of the shares of Series F Preferred Stock present in person or represented by proxy or, in the event of a written consent, a majority of the shares of Series F Preferred Stock then outstanding, shall be required to elect such director. A vacancy in the directorship elected by the holders of the Series F Preferred Stock pursuant to this Section 6(c) shall be filled only by vote or written consent of the holders of the Series F Preferred Stock.

           7.       Conversion.

                    (a) Any holder of Series F Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 7, any or all of such holder's shares of Series F Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock as is equal to the product of the number of shares of Series F Preferred Stock being so converted multiplied by the quotient of (i) the Series F Liquidation Preference divided by (ii) the conversion price of $4.00 per share, subject to adjustment as provided in paragraph 7(d) (defined for purposes of this Section E of ARTICLE FOURTH as the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series F Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by (x) written notice that the holder elects to convert such shares of Series F Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Class A Common Stock are to be issued, (y) if so required by the Corporation, a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and (z) transfer tax stamps or funds therefor, if required pursuant to paragraph 7(j). All shares of Series F Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series F Preferred Stock shall be issued in lieu thereof.

                    (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series F Preferred Stock for conversion pursuant to paragraph 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series F Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Class A Common Stock into which such shares of Series F Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 7. Subject to the following provisions of this paragraph and of paragraph 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series F Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon conversion of such shares of Series F Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon such conversion as the record holder or holders of such shares of Class A Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

                    (c) To the extent permitted by law, when shares of Series F Preferred Stock are converted, all dividends declared and unpaid on the shares of Series F Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Class A Common Stock issued upon such conversion.

                    (d) The Conversion Price shall be subject to adjustment as follows:

                                        (i)      In the event that the
Corporation shall at any time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series F Preferred Stock in the manner provided in paragraph 3 or paragraph 4) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common

Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than a reclassification for which adjustment is made under paragraph 7(g)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series F Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series F Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(d)(i) shall become effective retroactively (1) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to receive such dividend or distribution or (2) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                                        (ii)    In case the Corporation shall
at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series F Preferred Stock in the manner provided in paragraph 3, and dividends payable in shares of Common Stock for which adjustment is made under paragraph 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to paragraph 7(d)(i)), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of one share of Class A Common Stock on the record date referred to below less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock and (y) the denominator of which shall be such Current Market Price of one share of Class A Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series F Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series F Preferred Stock into Class A Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                                        (iii)    In case the Corporation, at
any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of paragraph 7(d)(i) or paragraph 7(d)(ii), inclusive, or paragraph 7(g) (but not including any action described in any such paragraph), the Board of Directors shall determine in good faith whether it would be equitable in the circumstances to adjust the Conversion Price as a result of such action and, in each such case, if the Board of Directors determines to make such adjustment, then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series F Preferred Stock).

                                        (iv)     Notwithstanding anything
herein to the contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series F Preferred Stock pursuant hereto.

                                        (v)      Notwithstanding anything
herein to the contrary, no adjustment under this paragraph 7(d) shall be made upon (x) the grant of options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors or (y) any issuance of Common Stock upon the conversion of the Series F Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series G Preferred Stock or the Class B Common Stock or the exercise of the Warrants.

                           (e)      If the Corporation shall take a record of
the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                           (f)      Upon any increase or decrease in the
Conversion Price, then, and in each such case, the Corporation shall within a reasonable period (not to exceed 30 days) following any of the foregoing transactions deliver to each registered holder of Series F Preferred Stock a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                           (g)      In case of any Transaction, each holder of
Series F Preferred Stock then outstanding shall have the right, and the Corporation shall execute and deliver to each such holder of Series F Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate to the effect that such holder of Series F Preferred Stock shall have the right thereafter, to convert such share of Series F Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Series F Preferred Stock could have been converted immediately prior to such Transaction, and provision shall be made therefor in any agreement relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                           (h)      In case at any time or from time to time:

                                    (w)     the Corporation shall declare a
dividend (or any other distribution) on its shares of Common Stock;

                                    (x)     the Corporation shall authorize
the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                                    (y)     there shall be any reorganization
or reclassification of the Common Stock, or any merger or consolidation to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale of all or substantially all of the assets of the Corporation; or

                                    (z)     there shall occur the voluntary
or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

then the Corporation shall mail to each holder of shares of Series F Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (2) the date or the expected date on which such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up is expected to become effective; provided that in the case of any event to which paragraph 7(g) applies, the Corporation shall give at least ten (10) Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up.

                           (i)      The Corporation shall at all times reserve
and keep available for issuance upon the conversion of the Series F Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series F Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series F Preferred Stock.

                           (j)      The issuance or delivery of certificates
for Class A Common Stock upon the conversion of shares of Series F Preferred Stock shall be made without charge to the converting holder of shares of Series F Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series F Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series F Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                    8. Certain Remedies. Any registered holder of Series F Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Second Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                    9. Reissuance of Series F Preferred Stock. Shares of Series F Preferred Stock that have been issued and reacquired in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Undesignated Preferred Stock and may be redesignated and reissued as part of any series of preferred stock (other than Series F Preferred Stock) in accordance with Section G of this ARTICLE FOURTH.

                    10. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

           F.    Series G Convertible Preferred Stock.

                    1. Designation and Number of Shares. There shall be hereby established a series of Preferred Stock designated as "Series G Convertible Preferred Stock" (the "Series G Preferred Stock"). The authorized number of shares of Series G Preferred Stock shall be 900,000.

                    2. Rank. The Series G Preferred Stock shall, with respect to the payment of dividends and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior to (i) all shares of Common Stock, (ii) all shares of Series F Preferred Stock and (iii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series G Preferred Stock, (b) pari passu with all shares of Series D Preferred Stock, Series E Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks pari passu with the Series G Preferred Stock and (c) junior to all shares of Series B Preferred Stock and Series C Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks senior to the Series G Preferred Stock.

                    3. Dividends. Beginning on the date of issuance of the Series G Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then, subject to the prior payment in full of any dividends or other distributions on the Series B Preferred Stock and the Series C Preferred Stock, the holders of each share of Series G Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution which would be received by a holder of the number of shares of Class A Common Stock for which such share of Series G Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be paid to the holders of shares of Series G Preferred Stock ratably with the holders of Series D Preferred Stock and Series E Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

                    4.     Series G Liquidation Preference.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series G Preferred Stock then outstanding shall be entitled to be paid for each share of Series G Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, after the payment or distribution of assets by the Corporation to the holders of any shares of Series B Preferred Stock and Series C Preferred Stock, an amount in cash (the "Series G Liquidation Amount") equal to (i)
$10.00 per share (the "Series G Liquidation Preference") (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus (ii) all declared and unpaid dividends thereon to the date fixed for such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment shall be made or any assets distributed to the holders of any shares of Capital Stock ranking junior to the Series G Preferred Stock. Except as provided in the preceding sentence, holders of shares of Series G Preferred Stock shall not be entitled to any payment or distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Such payment to the holders of the Series G Preferred Stock of the Series G Liquidation Amount shall be made pro rata with the payment to the holders of the Series D Preferred Stock and the Series E Preferred Stock of the Series D Liquidation Amount and the Series E Liquidation Amount, respectively, then due and payable. If the assets of the Corporation are not sufficient to pay in full the foregoing Series G Liquidation Amount, the Series D Liquidation Amount and the Series E Liquidation Amount to the holders of outstanding shares of the Series G Preferred Stock, Series D Preferred Stock and Stock and Series
E Preferred Stock, respectively, then the holders of all shares of Series G Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall share ratably in such payment or distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series G Preferred Stock, Series D Preferred and the Series E Preferred Stock are entitled were paid in full.

                           (b)      After the holders of all shares of Series
G Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have been paid in full the amounts to which they are entitled under paragraph 4(a), the remaining net assets of the Corporation shall be distributed to the holders of Capital Stock ranking junior to the Series G Preferred Stock in accordance with this ARTICLE FOURTH. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the Series G Liquidation Amount and the place where such Series G Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten
(10) days prior to the payment date stated therein, to the holders of record of the Series G Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                    5. Redemption. The shares of Series G Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

                    6.     Voting Rights; Election of Director.

                           (a)      The holders of Series G Preferred
Stock, except as otherwise required under Delaware law or as set forth in paragraphs (b) and (c) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                           (b)      So long as the Series G Preferred
Stock is outstanding, each share of Series G Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders or by written consent, on all matters entitled to be voted on by holders of Class A Common Stock voting together as a single class with the holders of Class A Common Stock and the holders of all other classes and series entitled to vote thereon. With respect to any such vote, each share of Series G Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series G Preferred Stock into shares of Class A Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                           (c)      If General Atlantic Partners 38, L.P., GAP
Coinvestment Partners, L.P. and/or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof own in the aggregate (i) at least a majority of the outstanding shares of Series G Preferred Stock and Series D Preferred Stock, taken together on an as converted basis, and (ii) shares of Class A Common Stock, Series G Preferred Stock and/or Series D Preferred Stock, or other securities of the Corporation convertible into or exercisable or exchangeable for shares of Common Stock of the Corporation that represent (after giving effect to any adjustments) at least 15% of the total number of shares of Common Stock outstanding on an as converted, as exercised and as exchanged basis, then the holders of the Series G Preferred Stock and Series D Preferred Stock, voting together as a separate series, shall be entitled to elect one director of the Corporation. The Series G Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class with respect to the election of all of the other directors of the Corporation; provided, however, that if the conditions set forth in the first sentence of this paragraph 6(c) necessary for the holders of the Series G Preferred Stock to and Series D Preferred Stock vote as a separate series for the election of one director are not satisfied, the Series G Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors at a time when the Series G Preferred Stock and Series D Preferred Stock, voting together as a separate series, are entitled to vote for the election of a director, (x) the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series G Preferred Stock and Series D Preferred Stock then outstanding, taken together on an as converted basis, shall constitute a quorum of the Series G Preferred Stock and Series D Preferred Stock for the election of the director to be elected solely by the holders of the Series G Preferred Stock and Series D Preferred Stock and
(y) the affirmative vote of such majority of the shares of Series G Preferred Stock and Series D Preferred Stock present in person or represented by proxy or, in the event of a written consent, a majority of the shares of Series G Preferred Stock and Series D Preferred Stock then outstanding shall be required to elect such director. A vacancy in the directorship elected by the holders of the Series G Preferred Stock and Series D Preferred Stock voting together as a separate series pursuant to this paragraph 6(c) shall be filled only by vote or written consent of the holders of the Series G Preferred Stock and Series D Preferred Stock.

           7.       Conversion.

                    (a) Any holder of Series G Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 7, any or all of such holder's shares of Series G Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock as is equal to the product of the number of shares of Series G Preferred Stock being so converted multiplied by the quotient of (i) the Series G Liquidation Preference divided by (ii) the conversion price of $10.00 per share, subject to adjustment as provided in paragraph 7(d) (defined for purposes of this Section F of ARTICLE FOURTH as the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series G Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by (x) written notice that the holder elects to convert such shares of Series G Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Class A Common Stock are to be issued, (y) if so required by the Corporation, a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and (z) transfer tax stamps or funds therefor, if required pursuant to paragraph 7(j). All shares of Series G Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series G Preferred Stock shall be issued in lieu thereof.

                    (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series G Preferred Stock for conversion pursuant to paragraph 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series G Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Class A Common Stock into which such shares of Series G Preferred Stock may be or have been converted in accordance with the provisions of this paragraph 7. Subject to the following provisions of this paragraph and of paragraph 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series G Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon conversion of such shares of Series G Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock deliverable upon such conversion as the record holder or holders of such shares of Class A Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

                    (c) To the extent permitted by law, when shares of Series G Preferred Stock are converted, all dividends declared and unpaid on the shares of Series G Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Class A Common Stock issued upon such conversion.

                    (d) The Conversion Price shall be subject to adjustment as follows:

                             (i)     In the event that the Corporation shall
at any time or from time to time (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series G Preferred Stock in the manner provided in paragraph 3 or paragraph 4) on the outstanding shares of Common Stock in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than a reclassification for which adjustment is made under paragraph 7(g)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series G Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series G Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(d)(i) shall become effective retroactively (1) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to receive such dividend or distribution or (2) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                                        (ii)    In case the Corporation shall
at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series G Preferred Stock in the manner provided in paragraph 3, and dividends payable in shares of Common Stock for which adjustment is made under paragraph 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to paragraph 7(d)(i)), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of one share of Class A Common Stock on the record date referred to below less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock and (y) the denominator of which shall be such Current Market Price of one share of Class A Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series G Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series G Preferred Stock into Class A Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                                        (iii)   In case the Corporation, at any
time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of paragraph 7(d)(i) or paragraph 7(d)(ii), inclusive, or paragraph 7(g) (but not including any action described in any such paragraph), the Board of Directors shall determine in good faith whether it would be equitable in the circumstances to adjust the Conversion Price as a result of such action and, in each such case, if the Board of Directors determines to make such adjustment, then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series G Preferred Stock).

                                    (iv)    Notwithstanding anything herein
to the contrary, no adjustment under this paragraph 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series G Preferred Stock pursuant hereto.

                                    (v)     Notwithstanding anything herein
to the contrary, no adjustment under this paragraph 7(d) shall be made upon (x) the grant of options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors or (y) any issuance of Common Stock upon the conversion of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Class B Common Stock or the exercise of the Warrants.

                           (e)      If the Corporation shall take a
record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                           (f)      Upon any increase or decrease in the
Conversion Price, then, and in each such case, the Corporation shall within a reasonable period (not to exceed 30 days) following any of the foregoing transactions deliver to each registered holder of Series G Preferred Stock a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                           (g)      In case of (i) any capital reorganization
or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (ii) any merger or consolidation of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) or (iii) any sale of all or substantially all of the assets of the Corporation to another Person (any of the foregoing (i), (ii) or (iii), a "Transaction"), each holder of Series G Preferred Stock then outstanding shall have the right, and the Corporation shall execute and deliver to each such holder of Series G Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate to the effect that such holder of Series G Preferred Stock shall have the right thereafter, to convert such share of Series G Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Series G Preferred Stock could have been converted immediately prior to such Transaction, and provision shall be made therefor in any agreement relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                           (h)      In case at any time or from time to time:

                                    (w)     the Corporation shall declare a
dividend (or any other distribution) on its shares of Common Stock;

                                    (x)     the Corporation shall authorize
the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                                    (y)     there shall be any reorganization
or reclassification of the Common Stock, or any merger or consolidation to which the Corporation is a party and for which approval of any of the stockholders of the Corporation is required, or any sale of all or substantially all of the assets of the Corporation; or

                                    (z)     there shall occur the voluntary
or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

then the Corporation shall mail to each holder of shares of Series G Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (2) the date or the expected date on which such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up is expected to become effective; provided that in the case of any event to which paragraph 7(g) applies, the Corporation shall give at least ten (10) Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Class A Common

Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up.

                           (i)      The Corporation shall at all times
reserve and keep available for issuance upon the conversion of the Series G Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series G Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series G Preferred Stock.

                           (j)      The issuance or delivery of
certificates for Class A Common Stock upon the conversion of shares of Series G Preferred Stock shall be made without charge to the converting holder of shares of Series G Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series G Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series G Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                    8. Certain Remedies. Any registered holder of Series G Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Second Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Second Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

                    9. Reissuance of Series G Preferred Stock. Shares of Series G Preferred Stock that have been issued and reacquired in any manner, including shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Undesignated Preferred Stock and may be redesignated and reissued as part of any series of preferred stock (other than Series G Preferred Stock) in accordance with Section G of this ARTICLE FOURTH.

                    10. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

           G. Undesignated Preferred Stock. The Board of Directors is hereby authorized to issue, subject to the Delaware Code and this Second Amended and Restated Certificate of Incorporation, shares of Undesignated Preferred Stock from time to time in one or more series of any number of shares, with distinctive serial designations, and for such consideration or considerations as shall hereafter be stated in the resolution or resolutions providing for the issue of such shares of Undesignated Preferred Stock from time to time adopted by the Board of Directors. Each series of shares of Undesignated Preferred Stock may (a) have such voting powers, full or limited, or may be without voting powers; (b) be subject to redemption at such time or times and at such prices; (c) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of Capital Stock of the Corporation; (d) have such rights upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation; (e) be convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; and (g) have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated in such resolution or resolutions of the Board of Directors providing for the issue of such shares of Undesignated Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Undesignated Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Undesignated Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it pursuant to this Section G of ARTICLE FOURTH, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Undesignated Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Undesignated Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in Section 151(a) of the Delaware Code.

           H.    Common Stock

                    1. Designation and Number of Shares. There shall be hereby established a class of Common Stock designated as "Common Stock" (the "Class A Common Stock") and a class of Common Stock designated as "Non-Voting Common Stock" (the "Class B Common Stock"). The authorized number of shares of Class A Common Stock shall be 50,000,000 and the authorized number of shares of

Class B Common Stock shall be 3,000,000.

                    2. Rank. With respect to payment of dividends and the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (a) the Class A Common Stock and the Class B Common Stock shall rank junior to all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and each other class or series of Capital Stock of the Corporation hereafter created which expressly ranks senior to the Class A Common Stock and the Class B Common Stock, and (b) the Class A Common Stock and the Class B Common Stock shall rank pari passu with each other.

                    3. Dividends. After all shares of Series B Preferred Stock and Series C Preferred Stock are redeemed in full in accordance with this Second Amended and Restated Certificate of Incorporation and all accumulated and unpaid dividends upon all classes or series of stock having preferential dividend rights for all previous dividend periods shall have been paid, and after or concurrently with the setting aside of any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature in respect of any class or series of preferred stock or any other class or series of stock having preferential dividend rights, then and not otherwise, dividends may be declared upon and paid to the holders of the Common Stock. Any dividends declared upon and paid to the holders of the Common Stock shall be declared and paid pro rata on a share-by-share basis among all of the shares of Class A Common Stock and Class B Common Stock then outstanding.

                    4. Voting Rights. Except as expressly provided by law, or unless provided otherwise in this Second Amended and Restated Certificate of Incorporation, (a) all voting rights shall be vested in the holders of the Class A Common Stock and (b) the holders of the Class B Common Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation. At each meeting of stockholders of the Corporation, each holder of Class A Common Stock shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or by law.

                    5.      Conversion.

                            (a)      Any holder of Class B Common Stock shall
have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 5, any or all of such holder's shares of Class B Common Stock into fully paid and non-assessable shares of Class A Common Stock at the rate (subject to adjustment as provided below) of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion; provided, however, that if the holder in any such conversion is subject to the Bank Holding

Company Act of 1956, as amended (12 U.S.C. Section 1841, et seq.) and the regulations promulgated thereunder (collectively and including any successor provisions, the "BHCA Act"), such conversion may be made only if (i) the BHCA Act would not prohibit such holder from holding such shares of Class A Common Stock and (ii) such shares of Class A Common Stock to be received upon such conversion will be distributed or sold (v) in connection with any public equity offering registered under the Securities Act, (w) in a "broker's transaction" (as defined in Rule 144(g) under the Securities Act) pursuant to Rule 144 under the Securities Act or any similar rule then in effect, (x) to a Person or group (within the meaning of the Exchange Act) of Persons if, after such distribution or sale, such Person or group of Persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of the Corporation entitled to vote on the election of directors of the Corporation, (y) to a Person or group (within the meaning of the Exchange Act) of Persons if, prior to or concurrently with such sale, such Persons or group of Persons had control of the Corporation or (z) in any other manner permitted under the BHCA Act; and provided further, that if the holder converts any shares of the Class B Common Stock as provided in clauses (i) and (ii) above and any distribution or sale of the Class A Common Stock fails to occur for any reason, such holder may convert the Class A Common Stock into the Class B Common Stock converted in anticipation of such distribution or sale.

                           (b)      Such conversion right shall be exercised
by the surrender to the Corporation of the shares of the applicable Common Stock to be converted in the manner provided above at any time during usual business hours at its principal place of business, accompanied by written notice that the holder elects to convert such shares of Common Stock and specifying the name or names (with address) in which a certificate or certificates for shares of such Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph 5(d). Such written notice shall also include the representation and warranty of the converting holder to the Corporation, on which the Corporation shall be entitled to conclusively rely, to the effect either (i) that such holder is not subject to the BHCA Act with respect to such conversion or (ii) that such conversion will be made in accordance with clauses (i) and (ii) of the preceding paragraph 5(a). As promptly as practicable after the surrender, as herein provided, of any shares of Common Stock for conversion pursuant to paragraph 5(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Common Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of the Common Stock into which such shares of Common Stock may be or have been converted in accordance with the provisions of this paragraph 5. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Common Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of

Common Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time.

                           (c)      So long as shares of each of the
Class A Common Stock and the Class B Common Stock are outstanding or authorized or reserved for issuance, the Corporation shall not effect any stock split, stock dividend, reclassification, reorganization, recapitalization or consolidation of the Class A Common Stock or the Class B Common Stock, unless the Corporation shall also contemporaneously effect a stock split, stock dividend, reclassification, reorganization or consolidation on the same terms with respect to the other class of Common Stock. The Corporation will not, by amendment of this Second Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, including, without limitation, the adjustments required under this paragraph 5, and will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Common Stock against dilution or other impairment.

                           (d)      The Corporation shall pay any and all
issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Class A Common Stock or the Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (e)      The Corporation shall at all times reserve
and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, free of preemptive rights, solely for the purpose of effecting the conversion of the shares of Common Stock, such number of its shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of each class into the other class; and if at any time the number of authorized but unissued shares of each class shall not be sufficient to effect the conversion of all then outstanding shares of the other class, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock or Class B Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Second Amended and Restated Certificate of Incorporation.

                           (f)      In case of any recapitalization,
reorganization or reclassification of the Capital Stock of the Corporation, any merger or consolidation of the Corporation with or into another Person, any acquisition of shares of the Capital

Stock of the Corporation in a share exchange, or the sale of all or substantially all of the assets of the Corporation, each share of Class B Common Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Class A Common Stock deliverable upon conversion of such share of Class B Common Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such recapitalization, reorganization, reclassification, merger, consolidation, share exchange, sale, lease or other disposition and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Class B Common Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Class B Common Stock.

           A.    Definitions.

                          As used in this ARTICLE FOURTH, the following terms
shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa, unless the context otherwise requires:

                          "Board of Directors" means the Board of Directors of
the Corporation.

                          "Business Day" means any day except a Saturday, a
Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                          "Capital Stock" means, with respect to any Person,
any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                          "Commission" means the Securities and Exchange
Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                          "Current Market Price" per share shall mean, as of
the date of determination, (a) the average daily Market Price of the Common Stock for those days during the period of thirty (30) Trading Days, ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, then the Market Price on such date.

                          "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                          "Initial Public Offering" shall mean a firm
commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act covering at least the offer and sale of shares of Common Stock for the account of the Corporation resulting in aggregate net proceeds to the Corporation of not less than $15,000,000 and an aggregate market capitalization of not less than $300,000,000.

                          "Market Price" shall mean, per share of Common Stock,
as of the date of determination, (a) the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the common stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, or, if no such appraiser is so chosen more than ten (10) Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, then by an appraiser chosen by the Corporation and reasonably satisfactory to a majority of the holders of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock as the case may be. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

                          "Person" means any individual, firm, corporation,
partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                          "Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations of the Commission promulgated thereunder.

                          "Stockholders Agreement" means the Second Amended and

Restated Stockholders Agreement among the Corporation and the stockholders thereof set forth on the signature pages thereto, amending a certain Stockholders Agreement, originally dated May 3, 1996, and amended or restated as of January 24, 1997, and June 27, 1997, and as may be further amended and/or restated from time to time.

                          "Trading Day" means a day on which the national
securities exchanges are open for trading.

                          FIFTH:  The Corporation shall have perpetual
existence.

                          SIXTH:  In furtherance and not in limitation of the
powers conferred by the laws of the State of Delaware:

           A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

           B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                          SEVENTH:  Whenever a compromise or arrangement is
proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustee in dissolution or of any receiver appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths ( 3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                          EIGHTH:  A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Code, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Delaware Code. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                          NINTH:  The Corporation reserves the right to amend
or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                          TENTH:  Certain holders of capital stock of the
Corporation may have certain contractual preemptive rights or rights of refusal to subscribe to and purchase certain additional issues of capital stock or other securities convertible into or exchangeable for capital stock of the Corporation, as set forth from time to time in a stockholders agreement among such stockholders and the Corporation. A copy of such provisions of any such stockholders agreement shall be retained on file with the Corporation for inspection by any stockholder. As of the date of this Second Amended and Restated Certificate of Incorporation, the Corporation has executed a Second Amended and Restated Stockholders Agreement, dated as of January __, 1998, among the Corporation and certain of its stockholders, as may be amended from time to time, which may contain such rights. Any and all such stockholders agreements may be, amended or terminated from time to time in accordance with the terms of such agreements.

                          ELEVENTH:  Notwithstanding anything in this Second
Amended and Restated Certificate of Incorporation to the contrary, the Corporation shall not declare or pay any dividend, or make any other distribution or payment of cash, property or assets in respect of any of its capital stock, or purchase, retire, redeem or otherwise acquire for value any shares of its capital stock, or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, for so long as any such transaction is prohibited by any provision of that certain Credit Agreement, dated as of January 24, 1997, between the Corporation, certain lenders, and First Union National Bank of North Carolina, as Agent (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), except to the extent that any such provision has been waived; provided, that in no event shall any extension or renewal of the Credit Agreement have the effect of prohibiting during any renewal or extension period the Corporation from declaring or paying any such dividend, making such distribution or payment or purchasing, retiring, redeeming or otherwise acquiring for value any such capital stock or setting aside funds for any of the foregoing. If, but for any provision or provisions of the Credit Agreement, the Corporation would be obligated under this Second Amended and Restated Certificate of Incorporation to declare or pay such dividend, make such other distribution or payment, purchase, retire, redeem or otherwise acquire for value such capital stock or set aside such funds for any of the foregoing, then the Corporation shall request the agent and/or lenders, as appropriate, under the Credit Agreement to waive such restrictive provision or provisions.

                          The Second Amended and Restated Certificate of
Incorporation set forth above has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware Code, the Board of Directors of the Corporation having adopted resolutions setting forth such amendments, declaring the advisability thereof and directing that they be considered by the holders of the outstanding shares of Common Stock of the Corporation and the holders of which thereafter consented to these amendments in accordance with Sections 228 and 242 of the Delaware Code.

                          In accordance with the provisions of Section 103(d)
of the Delaware Code, this Second Amended and Restated Certificate of Incorporation shall become effective upon filing.

                          IN WITNESS WHEREOF, the Corporation has caused this
Second Amended and Restated Certificate of Incorporation to be signed, under its seal, by its President and Chief Executive Officer this 30th day of January, 1998.


                              ECLIPSYS CORPORATION



                              By: /s/ Harvey J. Wilson
                                  --------------------------------------

                              Name:  Harvey J. Wilson
                              Title: President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              ECLIPSYS CORPORATION

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware


         Eclipsys Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

         RESOLVED: That Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation be amended as follows:

         That the first paragraph of Article FOURTH be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

                 "FOURTH: The amount of total authorized capital stock of the Corporation is Sixty-Six Million Seven Hundred Five Thousand (66,705,000) shares, consisting of (a) Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share (the "Class A Common Stock"),

         (b) Five Million (5,000,000) shares of Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), (c) Thirty Thousand (30,000) shares of Series B 8.5% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), (d) Twenty-Five Thousand (25,000) shares of Series C 8.5% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), (e) Seven Million Two Hundred Thousand (7,200,000) shares of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), (f) Nine Hundred Twenty Thousand (920,000) shares of Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), (g) One Million Five Hundred Thirty Thousand (1,530,000) shares of Series F Convertible Preferred Stock, par value $.01 per share (the "Series F Preferred Stock"), (h) Nine Hundred Thousand (900,000) shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"), and (i) One Million One Hundred Thousand (1,100,000) shares of undesignated preferred stock, par value $.01 per share, subject to increase in accordance with the terms of paragraph 11 of Section A, paragraph 11 of Section B, paragraph 9 of Section C, paragraph 9 of Section D, paragraph 9 of Section E and paragraph 9 of Section F of this ARTICLE FOURTH (the "Undesignated Preferred Stock")."

         That paragraph B.5(a) of Article FOURTH be deleted in its entirety and that the following paragraph B.5(a) be inserted in lieu thereof:

         "5.     Redemption

                          (a) On the earlier to occur of the closing of a Qualified Initial Public Offering or December 31, 2001 (such earlier date being referred to as the "Mandatory Redemption Date"), the Corporation shall redeem, out of the funds legally available therefor, all of the issued and outstanding shares of Series B Preferred Stock, on not less than three (3) business days' notice of the Mandatory Redemption Date, at a price per share (the "Series B Mandatory Redemption Price") equal to (i) the Series B Liquidation Preference plus (ii) all accrued and unpaid dividends thereon, whether or not declared or payable, to the Mandatory Redemption Date, in immediately available funds."

         That a new Section H of Article FOURTH be added as follows:,

         "H. Mandatory Conversion of Series D, Series E, Series F and Series G Convertible Preferred Stock.

                          1. Mandatory Conversion. Immediately prior to the closing of a Qualified Initial Public Offering, each outstanding share of Series D, Series F and Series G Preferred Stock shall be converted into a number of fully paid and non-assessable shares of Class A Common Stock and each outstanding share of Series E Preferred Stock shall be converted into a number of fully paid and non-assessable shares of Class B Common Stock, in each case equal to the applicable Liquidation Preference for such Series of Convertible Preferred Stock divided by the Conversion Price then in effect for such Series of Convertible Preferred Stock. To the extent permitted by law, all dividends declared and unpaid on the shares of Convertible Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock pursuant to this Section H. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the public offering price per share in the Qualified Initial Public Offering.

                                  2.       Conversion Procedures.  All holders
                 of record of shares of Convertible Preferred Stock shall be given written notice of the expected date of the closing of a Qualified Initial Public Offering (the "Mandatory Conversion Date") and the place designated for mandatory conversion of all such shares of Convertible Preferred Stock pursuant to this Section H. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Convertible Preferred Stock at such holder's address last shown on the records of the Corporation. Upon receipt of such notice, each holder of shares of Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A or Class B Common Stock, as the case may be, to which such holder is entitled pursuant to this Section H. On the Mandatory Conversion Date, all rights with respect to the Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A or Class B Common Stock, as the case may be, into which such Convertible Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Convertible Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class A or Class B Common Stock, as the case may be, issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection H.1 above in respect of any fraction of a share of Common Stock otherwise issuable upon such conversation. All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Class A or Class B Common Stock, as the case may be, for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

         That the existing Sections H, I and J of Article FOURTH be redesignated as Sections I, J and K, respectively, and that all references in Article FOURTH to Sections H, I or J thereof be correspondingly amended to refer instead to Sections I, J or K, respectively.

         That paragraph I.1 of Article FOURTH (formerly paragraph H.1) be deleted in its entirety and that the following paragraph I.1 be inserted in lieu thereof:

                          "1.  Designation and Number of Shares.  There shall
                 be hereby established a class of Common Stock designated as "Common Stock" (the "Class A Common Stock") and a class of Common Stock designated as "Non-Voting Common Stock" (the "Class B Common Stock"). The authorized number of shares of Class A Common Stock shall be 50,000,000 and the authorized number of shares of Class B Common Stock shall be 5,000,000."

         That the following additional definitions be added to Section K (formerly Section J) of Article FOURTH:

                          "Convertible Preferred Stock" shall mean the Series D
                 Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

                          "Liquidation Preference" for any Series of
                 Convertible Preferred Stock shall mean the Series D Liquidation Preference, the Series E Liquidation Preference, the Series F Liquidation Preference and the Series G Liquidation Preference, as the case may be.

                          "Qualified Initial Public Offering" shall mean an
                 Initial Public Offering at a price per share of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) that is closed no later than December 31, 1998.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 8th day of June, 1998.


                                            ECLIPSYS CORPORATION



                                            By: /s/ Harvey Wilson
                                                -------------------------------
                                                Harvey Wilson,
                                                President


ATTEST:



/s/ Jack Risenhoover
---------------------------
Secretary

                                     SECOND
                            CERTIFICATE OF AMENDMENT

                                       OF

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              ECLIPSYS CORPORATION

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware


         Eclipsys Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolutions setting forth the amendment are as follows:

         RESOLVED: That the Corporation be and hereby is authorized to effect a two-for-three reverse stock split (the "Stock Split") and that, in order to effectuate the Stock Split, it is hereby proposed and declared advisable and in the best interests of the Corporation and its stockholders that the Certificate of Incorporation be further amended so as to reclassify and change each three shares of the Corporation's authorized Common Stock (the "Old Common Stock") into two shares of Common Stock, $.01 par value per share (the "New Common Stock"), and to reclassify and change each three shares of Class B Common Stock (the "Old Class B Common Stock") into two shares of Class B Common Stock, $.01 per value per share (the "New

Class B Common Stock"), resulting in a decrease in the Corporation's authorized Common Stock from 50,000,000 shares of Old Common Stock to 33,333,333 shares of New Common Stock and a decrease in the authorized Class B Common Stock from 5,000,000 shares of Old Class B Common Stock to 3,333,333 shares of New Class B Common Stock (it being understood that, subject to stockholder approval, the Corporation will simultaneously increase the number of authorized shares of New Common Stock from 33,333,333 shares to 50,000,000 shares and increase the number of authorized shares of New Class B Common Stock from 3,333,333 shares to 5,000,000 shares, all in accordance with the resolutions set forth below and as set forth in the form of Second Certificate of Amendment to the Certificate of Incorporation attached hereto (the "Second Certificate of Amendment"); and that in the Stock Split each three shares of Old Common Stock and each three shares of Old Class B Common Stock issued and outstanding as of the date of the filing of the Second Certificate of Amendment (the "Effective Date") be converted into two shares of New Common Stock or New Class B Common Stock, as the case may be.

         FURTHER RESOLVED: That each stockholder otherwise entitled to receive less than one full share of New Common Stock or New Class B Common Stock shall receive, in lieu of the fractional share of such New Common Stock or New Class B Common Stock which such stockholder is otherwise entitled to receive, a cash payment equal to (i) such fractional share multiplied by (ii) $13.50.

         FURTHER RESOLVED: That, as of the Effective Date, all issued and outstanding shares of Old Common Stock and Old Class B Common Stock shall automatically, without any action on the part of the holder thereof, be converted into shares of New Common Stock or New Class B Common Stock, as the case may be, and all rights with respect to the Old Common Stock and Old Class B Common Stock shall terminate, except only the right of each holder thereof, upon surrender of his or its certificate or certificates therefor, to receive
(i) a certificate or certificates for the number of whole shares of such New Common Stock or New Class B Common Stock, as the case may be, into which such holder's shares of such Old Common Stock or Old Class B Common Stock have been converted and (ii) if applicable, a cash payment in lieu of a fractional share of such New Common Stock or New Class B Common Stock, as the case may be.

         FURTHER RESOLVED: That notwithstanding the Stock Split, the par value of each share of Common Stock and Class B Common Stock shall remain at $.01.

         FURTHER RESOLVED: That the accounts and records of the Corporation be adjusted to reflect any change in the Corporation's capital and additional paid-in capital accounts appropriate or necessary to reflect the foregoing reclassification and change of the Corporation's capital stock.

         FURTHER RESOLVED: That, in order to give effect to the foregoing reclassification and change in the Corporation's capital stock, the Corporation hereby adjusts and decreases the number of shares of Common Stock and Class B Common Stock reserved for issuance upon the conversion of the Corporation's outstanding shares of Convertible Preferred Stock and issuable upon the exercise of any outstanding warrants, stock awards or other rights or options to receive Common Stock or Class B Common Stock of the Corporation with any fractional shares which would result from such adjustment to be rounded down to the nearest whole share in the case of shares issuable upon the exercise of outstanding stock options.

         FURTHER RESOLVED: That the Board deems it advisable and in the best interests of the Corporation and its stockholders that the Certificate of Incorporation be amended as set forth in the form of the Second Certificate of Amendment attached hereto (i) to effect the Stock Split, (ii) after giving effect to the Stock Split, to increase from 33,333,333 to 50,000,000 the authorized shares of New Common Stock of the Corporation, and (iii) after giving effect to the Stock Split, to increase from 3,333,333 to 5,000,000 the authorized shares of New Class B Common Stock of the Corporation.

         FURTHER RESOLVED: That the Board recommends to the stockholders that the Second Certificate of Amendment be approved; that any resolutions contained in the Second Certificate of Amendment are hereby deemed adopted and approved by the Board; and that the Proper Officers, and each of them acting singly, are hereby authorized and directed to submit the Second Certificate of Amendment to the stockholders of the Corporation for their approval.

         FURTHER RESOLVED:   That, upon approval of the Second Certificate of
Amendment by the stockholders of the Corporation, the Proper Officers are hereby authorized to execute and file the Second Certificate of Amendment with the Secretary of State of the State of Delaware.

         FURTHER RESOLVED: That the first paragraph of Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

                 "FOURTH: The amount of total authorized capital stock of the Corporation is Sixty-Six Million Seven Hundred Five Thousand (66,705,000) shares, consisting of (a) Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share (the "Class A Common Stock"), (b) Five Million (5,000,000) shares of Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), (c) Thirty Thousand (30,000) shares of Series B 8.5% Cumulative Redeemable

         Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), (d) Twenty-Five Thousand (25,000) shares of Series C 8.5% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), (e) Seven Million Two Hundred Thousand (7,200,000) shares of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), (f) Nine Hundred Twenty Thousand (920,000) shares of Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), (g) One Million Five Hundred Thirty Thousand (1,530,000) shares of Series F Convertible Preferred Stock, par value $.01 per share (the "Series F Preferred Stock"), (h) Nine Hundred Thousand (900,000) shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"), and (i) One Million One Hundred Thousand (1,100,000) shares of undesignated preferred stock, par value $.01 per share, subject to increase in accordance with the terms of paragraph 11 of Section A, paragraph 11 of Section B, paragraph 9 of Section C, paragraph 9 of Section D, paragraph 9 of Section E and paragraph 9 of Section F of this ARTICLE FOURTH (the "Undesignated Preferred Stock")."

         That paragraph I.1 of Article FOURTH be deleted in its entirety and that the following paragraph I.1 be inserted in lieu thereof:

                          "1.  Designation and Number of Shares.  There shall
                 be hereby established a class of Common Stock designated as "Common Stock" (the "Class A Common Stock") and a class of Common Stock designated as "Non-Voting Common Stock" (the "Class B Common Stock"). The authorized number of shares of Class A Common Stock shall be 50,000,000 and the authorized number of shares of Class B Common Stock shall be 5,000,000."

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 8th day of June, 1998.

                                             ECLIPSYS CORPORATION


                                             By: /s/ Harvey Wilson
                                                 --------------------------
                                                 Harvey Wilson,
                                                 President

ATTEST:

/s/ Jack Risenhoover
-----------------------------
Secretary